Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sana Biotechnology, Inc. 2021 Incentive Award Plan of our report dated March 3, 2026, with respect to the consolidated financial statements of Sana Biotechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

May 11, 2026